Exhibit 99.3

Greens Creek Joint Venture

Audited Financial Statements

For the Year Ended December 31, 2007

Independent Auditors’ Report

Management Committee

Greens Creek Joint Venture

Juneau, Alaska

We have audited the balance sheet of Greens Creek Joint Venture as of December 31, 2007, and the related statements of operations, venturers’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Venture’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 9, the financial statements as of December 31, 2007 and for the year then ended have been restated.

In our opinion, the 2007 financial statements referred to above present fairly, in all material respects, the financial position of Greens Creek Joint Venture at December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP
Spokane, Washington
March 5, 2008, except for notes 8 and 9, as to which date is June 9, 2008

Greens Creek Joint Venture

Balance Sheet

As of December 31, 2007

(in Thousands)

2007
(As restated, see Note 9)
Assets
Current Assets:
Cash and Cash Equivalents	$9,493
Receivables	18,114
Inventories	19,062
Other Current Assets	696

Total Current Assets	47,365

Property, Plant and Mine Development:
Mine Development Costs	155,270
Buildings and Improvements	144,442
Machinery and Equipment	133,548

Total	433,260
Less Accumulated Depreciation and Depletion	(283,661)

149,599

Securities Held for Reclamation Fund	30,012

Total Assets	$226,976

Liabilities and Venturers’ Equity
Current Liabilities:
Accounts Payable	$11,743
Accrued Liabilities	3,615
Due to Affiliate	6,622

Total Current Liabilities	21,980

Asset Retirement Obligation	28,336

Venturers’ Equity:
Kennecott Greens Creek Mining Company	102,022
Hecla Limited	52,526
Kennecott Juneau Mining Company	22,112

Total Venturers’ Equity	176,660

Total Liabilities and Venturers’ Equity	$226,976

The accompanying notes are an integral part of these financial statements.

Greens Creek Joint Venture

Statement of Operations

For the Year Ended December 31, 2007

(in Thousands)

2007
Gross Revenue	$300,182
Treatment Charges	(47,222)

Net Revenue	252,960

Operating Expenses:
Cost of Goods Sold	85,616
Selling and Transportation	8,365
Depreciation, Depletion and Amortization	18,149
Asset Retirement Obligation Accretion Expense	1,412
Exploration	4,440
Alaska Mining License Tax	6,761

124,743

Operating Income	128,217

Interest Expense	(103)
Interest Income	2,100

Net Income	$130,214

The accompanying notes are an integral part of the financial statements.

Greens Creek Joint Venture

Statement of Changes in Venturers’ Equity

For the Year Ended December 31, 2007

(in Thousands)

	Kennecott Greens Creek Mining Company	Hecla Ltd	Kennecott Juneau Mining Company	Total
	(As restated, see Note 9)	(As restated, see Note 9)	(As restated, see Note 9)	(As restated, see Note 9)
Balance at December 31, 2006	$90,526	$46,608	$19,620	$156,754
Prior period adjustments	8,485	4,368	1,839	14,692

Balance at December 31, 2006, as restated	99,011	50,976	21,459	171,446
Contributions	—	—	—	—
Distributions	(72,188)	(37,167)	(15,645)	(125,000)
Net Income	75,199	38,717	16,298	130,214

Balance at December 31, 2007	$102,022	$52,526	$22,112	$176,660

Percentage Interest	57.7505%	29.7331%	12.5164%	100.0000%

The accompanying notes are an integral part of the financial statements.

Greens Creek Joint Venture

Statement of Cash Flows

For the Year Ended December 31, 2007

(in Thousands)

2007
Cash Flows from Operating Activities:
Net Income	$130,214
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	18,149
Asset Retirement Obligation Accretion Expense	1,412
Amortization of Discount on Securities	(1,406)
Held for Reclamation Fund
Current Reclamation Spending	(302)
Changes in Operating Assets & Liabilities:
Receivables and Other Current Assets	18,044
Inventories	(4,277)
Accounts Payable and Accrued Liabilities	(2,186)
Due to Affiliate	3,347

Net Cash Provided by Operating Activities	162,995

Cash Flows from Investing Activities:
Purchases of Securities Held for Reclamation Fund	(58,467)
Maturities of Securities Held for Reclamation Fund	58,468
Additions to Property, Plant and Mine Development	(30,764)

Net Cash Used in Investing Activities	(30,763)

Cash Flows from Financing Activities:
Contributions from Venturers	—
Distributions to Venturers	(125,000)

Net Cash Used in Financing Activities	(125,000)

Net Increase/(Decrease) in Cash and Cash Equivalents	7,232

Cash and Cash Equivalents at Beginning of Year	2,261

Cash and Cash Equivalents at End of Year	$9,493

The accompanying notes are an integral part of the financial statements.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

The Greens Creek Joint Venture (the Venture) was formed in 1978 to develop mining claims and operate mining facilities located on Admiralty Island, Alaska. Since formation, there have been numerous ownership changes in the Venture. The owners as of December 31, 2007, hereinafter collectively referred to as the Venturers, are Kennecott Greens Creek Mining Company (KGCMC), Hecla Limited and Kennecott Juneau Mining Company (KJMC). The mining and production facilities produce polymetallic (silver, gold, lead and zinc) concentrates for sale to smelting facilities worldwide, and gold and silver dorè bars which are refined by a third party. The refined gold and silver is sold through a monthly bid process to third parties.

KGCMC, a wholly-owned subsidiary of Kennecott Minerals Holdings Company (Minerals), has been designated as the Manager of the Venture with overall responsibility for Venture operations. KJMC is also a wholly-owned subsidiary of Minerals. Minerals is a wholly-owned subsidiary of Kennecott Holdings Corporation (Kennecott), which is an indirect, wholly-owned subsidiary of Rio Tinto plc.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Revenue Recognition

Concentrates are sold to independent smelters under contractual terms and revenues are recorded using provisional weights, assays and prices as provided pursuant to terms and conditions of the individual contracts. Revenue adjustments for concentrate sales are recognized as the definitive factors become known, including period end market prices. Gold/silver dorè is shipped to an independent refinery. Dorè revenues are recorded when the refined gold and silver from the dorè is sold to third parties.

The Venture markets and sells the concentrate and refined gold and silver from the dorè on behalf of the Venturers. Cash proceeds from net smelter revenues and revenues from precious metal sales are first applied against current cash operating requirements, with any excess proportionally distributed in accordance with the Joint Venture Agreement.

Cash and Cash Equivalents

The Venture considers all liquid temporary cash investments with remaining maturities of three months or less at the time of acquisition to be cash equivalents. The Venture’s cash accounts are held and managed by Rio Tinto Shared Services’ Treasury Department, a related party, with appropriate interest paid quarterly at prevailing bank rates.

Inventories

Concentrate and other inventories are valued at the lower of cost, determined on the first-in, first-out (FIFO) method, or net realizable value. Concentrate inventories costs include depreciation of property, plant and equipment and the depletion and amortization of mining properties and mine development attributable to the extraction and processing of ore. Materials and supplies are stated at the lower of average cost or net realizable value.

Property, Plant and Mine Development

Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the shorter of the assets’ estimated useful life or the mine life. Costs incurred to acquire mining properties and mineral rights and mine development costs are capitalized and depleted based on units of production, using the value of the ore processed over the mine life. Upon the sale or retirement of property, plant and equipment, any gain or loss on disposal is reflected in the statement of operations, and the related asset cost and accumulated depreciation are removed from the respective accounts.

Securities Held for Reclamation Funding

In 2004, in lieu of bonding for financial assurance on future reclamation costs, the Joint Venture purchased U.S. government treasury securities. These are held by the Federal Reserve Bank as collateral on behalf of the U.S. Forest Service and other regulatory agencies. The securities, which generally have a six month term and are classified as held to maturity, are classified as a long term asset since they are provided to secure the long term reclamation liability. The securities are purchased at a discount, which is amortized to interest income over the terms of the related securities. As the securities mature, the proceeds are used to purchase similar securities to maintain the agreed upon reclamation funding balance.

Exploration Costs

Exploration costs are charged to expense as incurred.

Reclamation Costs

The Joint Venture accounts for future costs of dismantling, restoring and reclaiming mining properties and facilities using SFAS No. 143, “Accounting For Asset Retirement Obligations”. Under SFAS 143, the fair value of asset retirement obligations is recorded as a liability when the assets are placed in service. Amounts recorded for the related assets are increased by the amount of these obligations. Over time, the liabilities are accreted for the change in their present value and the initial capitalized costs are depreciated over the useful lives of the related assets. The change in asset retirement obligation from December 31, 2006 to December 31, 2007 follows (in thousands):

Asset retirement obligation as of December 31, 2006	$27,226
2007 accretion expense	1,412
Current settlements of asset retirement obligation	(302)

Asset retirement obligation as of December 31, 2007	$28,336

Income Taxes

The Venturers have elected to be excluded from the provisions of Subchapter K of the Internal Revenue Code, therefore, income taxes are not provided in the Venture’s financial statements as each Venturer is individually responsible for the reporting and payment of income taxes.

Concentration of Risk

Concentrate is sold by contract and on a spot basis. The contracts had an initial term of three years and continue in effect year to year until such time as either party gives the required 12 month notice of cancellation. The Venture continues to pursue opportunities to contract with new customers. At December 31, 2007, five customers accounted for all receivables. Additionally, the Venture’s five largest customers represented 27.7%, 24.7%, 16.2%, 12.5% and 6.8%, respectively, of 2007 net revenues.

Revenues from Foreign Countries

The Venture sells concentrate and refined gold and silver from dorè to customers in different countries. During 2007, the Venture’s net revenues, by country, were as follows (in thousands):

2007
Japan	$72,608
Canada	70,182
Korea	63,346
China	33,275
United States	13,128
Mexico	421

Total Net Revenues	$252,960

2.	SECURITIES HELD FOR RECLAMATION

To comply with U.S. Forest Service and State and Local government permit requirements, the Venture provides financial assurances, totaling $30.0 million at December 31, 2007. The financial assurances represent the amount of estimated reclamation costs at the Greens Creek mine.

3.	INVENTORIES

Inventories, including associated deferred DD&A expenses, at December 31 consisted of (in thousands):

2007
Concentrate and Ore	$13,141
Materials and Supplies	5,921

Total	$19,062

4.	FINANCIAL INSTRUMENTS

The Venture has financial instruments which comprise cash and cash equivalents, U.S. government treasury securities, receivables and accounts payable. The carrying amounts reported in the balance sheets for these financial instruments approximate their fair value.

5.	EMPLOYEE BENEFIT PLANS

Employees of the Venture participate in Rio Tinto America, Inc.’s defined benefit pension plan and Kennecott’s defined contribution employee savings plan (the Plans). The Venture’s allocated costs associated with the Plans approximated $1,702,000 in 2007. Allocated costs associated with the defined benefit pension plan are based on actuarial cost data.

Employees of the Venture retiring after January 1, 1989 also participate in Kennecott’s postretirement health care and life insurance program (the Program). Benefits are provided to employees who meet eligibility requirements and to their beneficiaries and dependents through unfunded insurance and self-insurance arrangements. While the Program is non-contributory, it contains certain cost-sharing features such as deductibles and coinsurance. Kennecott can amend or terminate the Program at any time. The Venture’s allocated costs associated with the Program approximated $550,000 in 2007. Allocated costs associated with the Program are based on actuarial cost data.

6.	RELATED PARTY TRANSACTIONS

Kennecott and its affiliates make payments on behalf of the Venture for payroll expenses, employee benefits, insurance premiums and other miscellaneous charges, which are reimbursed monthly. Outstanding balances of reimbursable expenses, management fees and direct expenses of $6,622,000 remained at December 31, 2007.

Under the terms of the Joint Venture Agreement, KGCMC, as Manager of the Venture, receives a management fee equal to 4.25% of the first $1 million of total monthly cash operating expenditures (including capital investments) plus 1% of monthly expenditures in excess of $1 million. KGCMC also pays certain direct expenses associated with services provided to the Venture by Minerals, Kennecott Utah Copper, Rio Tinto Services and Rio Tinto Procurement. KGCMC charged the following amounts to the Venture in 2007 (in thousands):

2007
Management Fees	$1,631
Direct Expenses	2,433

Total	$4,064

In addition to the charges paid to KGCMC, the Venture contracts with Rio Tinto Marine, a related party, to act as its agent in booking shipping vessels with third parties. Rio Tinto Marine earns a 1.25% commission on shipping charges. Commissions paid totaled $93,000 for 2007.

7.	COMMITMENTS AND CONTINGENCIES

The Venture leases certain office space, dock facilities, boat transportation equipment and land easements under non-cancelable operating leases expiring through January 2012. Future minimum lease payments required under non-cancelable operating leases totaled $1,280,909 as of December 31, 2007. The future minimum lease commitments as of December 31, 2007 are shown by year (in thousands) as follows:

2008	$1,035
2009	72
2010	72
2011	72
2012	30

Total	$1,281

Total lease expense under operating leases for 2007 was $1,977,500.

The Venture is periodically involved in litigation and administrative proceedings primarily arising in the normal course of business. In the opinion of management, the Venture’s gross liability, if any, and without any consideration given to the availability of indemnification or insurance coverage, under any pending or existing litigation or administrative proceedings would not materially affect its financial position, results of operations or cash flows.

8.	SUBSEQUENT EVENTS

On February 12, 2008, Rio Tinto and Hecla Mining Company signed an agreement for an affiliate of Hecla to acquire the Kennecott Minerals subsidiary companies owning 70.3% of the Venture, Kennecott Greens Creek Mining Company and Kennecott Juneau Mining Company. The sale price is $750 million comprising a cash component of $700 million and $50 million in Hecla common stock. Closing of the sale transaction occurred on April 16, 2008.

9.	RESTATEMENT OF PREVIOUSLY REPORTED FINANCIAL STATEMENTS

The Venture has restated its historical financial statements as a result of the identification of reporting errors prior to January 1, 2007 relating to the calculation of depletion and amortization under SEC rules.

As originally stated, prior to January 1, 2007, the Venture depleted and amortized both historical capitalized costs and estimated future development costs relating to its developed and undeveloped reserves using a unit-of-production method based on the total estimated values of life-of-mine ore production using internal long term metal price estimates. The Company ceased capitalization and amortization of future development costs as of December 31, 2005.

In May 2008, the Venture determined that the calculations that had been used historically were not consistent with guidelines established by the SEC, and, as a result, changed their methodology to calculate depletion and amortization using only historical capitalized costs, in 2005 and prior periods. In addition, the Company changed their methodology in 2006 and prior periods to calculation depletion using remaining proven and probable reserve production estimates, valued using SEC approved pricing methodology, instead of estimated life of mine ore production. Accordingly, the Venture has restated the balance sheet as of December 31, 2007 and the statement of changes in Venturers’ equity for the year ended December 31, 2007 due to its change in methodology. No changes were necessary to the statement of operations and statement of cash flows for the year ended December 31, 2007, since the depletion and amortization as originally recorded were in accordance with the acceptable SEC rules.

The adjustments to restate previously reported financial statements are summarized as follows (dollars are in thousands):

	December 31, 2007
	Reported	Change	Restated
Balance Sheet
Accumulated depreciation and depletion	$(298,353)	$14,692	$(283,661)
Total assets	212,284	14,692	226,976

Venturers’ equity:
Kennecott Greens Creek Mining Company	93,537	8,485	102,022
Hecla Limited	48,158	4,368	52,526
Kennecott Juneau Mining Company	20,273	1,839	22,112
Total venturers’ equity	161,968	14,692	176,660
Total liabilities and venturers’ equity	$212,284	$14,692	$226,976